Exhibit 5.1

BATCHER, ZARCONE & BAKER, LLP
                                    A T T O R N E Y S   A T   L A W

SOUTH BAY OFFICE 4252 BONITA ROAD, #151 BONITA, CALIFORNIA 91902 TELEPHONE: 619.475.7882 FACSIMILE: 619.789.6262	KAREN A. BATCHER kbatcher@bzblaw.com _____________ ADDITIONAL SAN DIEGO OFFICES

June 25, 2008

Mr. Michael F. Phillet, President Kid’s Book Writer, Inc. 10324 Wadhurst Road Edmonton, Alberta T5N 3V1 CANADA	Via Email and U.S. Mail

Re:       Legal Opinion Pursuant to SEC Form S-1
            Registration Statement – Kid’s Book Writer, Inc.

Dear Mr. Phillet:

At your request, we are rendering this opinion in connection with a proposed sale by 34  individual shareholders (the "Selling Shareholders"), of Kid’s Book Writer, Inc.. (the "Company") of up to 2,650,000 shares of common stock, $.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form S-1.

I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that the 2,650,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable.   I am also of the opinion that the Shares, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

I consent to the use of this opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference

Mr. Michael F. Phillet
June 25, 2008

to me under the heading “INTERESTS OF NAMED EXPERTS AND COUNSEL” in the Registration Statement.

                                                                                                    Regards,

                                                                                                    BATCHER ZARCONE & BAKER, LLP

                                                                                                    /s/ Karen Batcher

                                                                                                    Karen A. Batcher, Esq.